UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of Common Units

On May 21, 2014, StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), sold to American Cemeteries Infrastructure Investors, LLC, a Delaware limited liability company (“ACII”), 2,255,947 common units (the “Common Units”) representing limited partner interests in the Partnership (the “Purchased Units”) at an aggregate purchase price of $55.0 million (i.e., $24.38 per Purchased Unit) pursuant to a Common Unit Purchase Agreement (the “Common Unit Purchase Agreement”), dated May 19, 2014, by and between the Partnership and ACII. In connection with the consummation of this private placement transaction, on May 21, 2014, the Partnership and ACII also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) providing ACII with certain registration rights as described below.

The following is a summary of certain provisions of the Common Unit Purchase Agreement and the Registration Rights Agreement. This summary is qualified in its entirety by reference to the Common Unit Purchase Agreement and the Registration Rights Agreement which are incorporated by reference in their entirety hereto and which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively.

Common Unit Purchase Agreement

Pursuant to the Common Unit Purchase Agreement, commencing with the quarter ending June 30 2014, ACII is entitled to receive distributions equal to those paid on the Common Units generally. Through the quarterly distribution payable for the quarter ending June 30, 2018, such distributions may be paid in cash, Common Units issued to ACII in lieu of cash distributions (the “Distribution Units”), or a combination of cash and Distribution Units, as determined by the Partnership in its sole discretion. If the Partnership elects to pay distributions through the issuance of Distribution Units, the number of Common Units to be issued in connection with a quarterly distribution will be the quotient of (A) the amount of the quarterly distribution paid on the Common Units by (B) the volume-weighted average price of the Common Units for the thirty (30) trading days immediately preceding the date a quarterly distribution is declared with respect to the Common Units. Beginning with the quarterly distribution payable with respect to the quarter ending September 30, 2018, the Purchased Units will receive cash distributions on the same basis as all other Common Units and the Partnership will no longer have the ability to elect to pay quarterly distributions in kind through the issuance of Distribution Units.

Under the Common Unit Purchase Agreement, the Purchased Units are also subject to a lock up period (the “Lock-Up Period”) ending on July 1, 2018. During the Lock-Up Period, ACII may not directly or indirectly (a) offer for sale, sell, pledge or otherwise dispose of the Purchased Units, (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Purchased Units, or (c) publicly disclose the intention to do any of the foregoing. However, ACII may transfer the Purchased Units to any affiliate or any investment fund or other entity controlled or managed by ACII who agrees to be bound by the terms of the Common Unit Purchase Agreement. Distribution Units are not subject to the Lock-Up Period.

The Common Unit Purchase Agreement also includes various representations, warranties, covenants, indemnification and other provisions, which are customary for a transaction of this nature.

The Partnership offered and sold the Purchased Units in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act. The Partnership relied on this exemption from registration based in part on representations made by ACII in the Common Unit Purchase Agreement.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Partnership is required to file a shelf registration statement (the “Distribution Unit Registration Statement”) with the Securities and Exchange Commission (the “SEC”) on or prior to June 5, 2014 to register the offer and sale by ACII of a good faith estimate of the total number of Distribution Units that may be issued to ACII under the Common Unit Purchase Agreement, and use its commercially reasonable efforts to cause the Distribution Unit Registration Statement to be declared effective as soon as practicable thereafter. After July 1, 2018, ACII shall have the right to require the Partnership to prepare and file with the SEC a shelf registration statement (a “Demand Registration Statement”) to register the offer and sale of (a) the Purchased Units purchased by ACII pursuant to the Common Unit Purchase Agreement or (b) Distribution Units issued to ACII pursuant to the Common Unit Purchase Agreement but not included in the Distribution Unit Registration Statement.

The Registration Rights Agreement also includes piggy-back registration rights as well as indemnification and other provisions, which are customary for a transaction of this nature.

Relationship with ACII

ACII is an affiliate of American Infrastructure Funds, L.L.C., an investment adviser registered with SEC. Robert B. Hellman, Jr., a director of StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“StoneMor GP”), is a managing member of American Infrastructure Funds, L.L.C. and he is affiliated with entities that own membership interests in ACII and the entity that is the manager of ACII. Mr. Hellman is also the sole Trustee (the “Trustee”) under a Trust (the “Trust”) established pursuant to a Voting and Investment Trust Agreement by and between ACII and Mr. Hellman, as Trustee, dated as of May 9, 2014, for the benefit of ACII. See Item 8.01 of this Current Report on Form 8-K for additional information about transactions involving the Trustee and the Trust, which information is incorporated by reference in this Item 1.01.

Amendment of Credit Agreement

On May 22, 2014, the Partnership entered into the Fourth Amendment (the “Fourth Amendment”) to Third Amended and Restated Credit Agreement, as amended (the “Credit Agreement”), with StoneMor GP, StoneMor Operating LLC as a Borrower (the “Operating Company”), subsidiaries of the Operating Company as additional Borrowers, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms which are used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to such terms in the Fourth Amendment or the Credit Agreement, as applicable.

In connection with the Archdiocese Transaction and the SCI Acquisition previously reported on Current Reports on Form 8-K filed with the SEC on October 2, 2013 and April 8, 2014, respectively, under the Fourth Amendment, the Lenders consented to the closing of these transactions, subject to the satisfaction of certain conditions precedent. Under the Credit Agreement, the amount of aggregate consideration the Partnership may pay for a Permitted Acquisition, without Required Lender approval, is $10.0 million on an individual basis and $50.0 million when aggregated with the total Aggregate Consideration paid by or on behalf of the Partnership for all other Permitted Acquisitions which closed within the immediately preceding 365 days. The consideration that the Partnership is obligated to pay pursuant to the terms of the Archdiocese Transaction and the SCI Acquisition exceeds the foregoing limits.

The Fourth Amendment also increased the maximum Consolidated Leverage Ratio to 4.000 to 1.0 for any period and amended the definition of Consolidated EBITDA to, among other things, remove existing balance sheet adjustments and replace them with certain cash flow statement adjustments.

In addition, the Fourth Amendment includes certain conforming changes to reflect the consent to the Archdiocese Transactions and the SCI Acquisitions, as well as various representations, warranties and other provisions customary for a transaction of this nature. The foregoing summary of the Fourth Amendment is not intended to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Some of the Lenders and their respective affiliates engaged in, and may in the future engage in, investment banking and other commercial dealings with the Partnership and its affiliates for which they received, and will receive, the payment of their customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 22, 2014, the Partnership entered into the Fourth Amendment. The terms of the Fourth Amendment are described under the heading “Amendment of Credit Agreement” in Item 1.01 of this Current Report on Form 8-K, which description is incorporated in its entirety by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under the heading “Private Placement of Common Units” in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by reference in this Item 3.02.

Item 8.01	Other Events.

On May 21, 2014, Cornerstone Family Services LLC, a Delaware limited liability company (“CFS”), and its direct and indirect subsidiaries: CFSI LLC, a Delaware limited liability company (“CFSI”), and StoneMor GP completed a series of transactions to streamline the ownership structure of CFSI and StoneMor GP. As a result of such transactions described below, (i) Mr. Hellman, as Trustee of the Trust, for the pecuniary benefit of ACII, has exclusive voting and investment power over approximately 67.03% of membership interests in StoneMor GP Holdings LLC, a Delaware limited liability company (“GP Holdings”), formerly known as CFSI, (ii) Lawrence Miller, the President and Chief Executive Officer and a director of StoneMor GP, William Shane, Allen Freedman, and Martin Lautman, directors of StoneMor GP, Michael Stache and Robert Stache, retired executive officers of StoneMor GP, and two family partnerships affiliated with Messrs. Miller and Shane, as applicable, collectively hold approximately 32.97% of membership interests in GP Holdings; and (iii) StoneMor GP has become a wholly-owned subsidiary of GP Holdings.

Prior to this reorganization, (i) CFSI owned 100% of Class A membership interests, and Messrs. Miller, Shane, M. Stache and B. Stache, owned 100% of Class B membership interests in StoneMor GP, and (ii) Mr. Hellman, as the sole member of Gen4 Trust Advisor LLC, a Delaware limited liability company, along with MDC IV Trust U/T/A November 30, 2010, MDC IV Associates Trust U/T/A November 30, 2010, and Delta Trust U/T/A November 30, 2010 (collectively, the “MDC IV Liquidating Trusts,” of which Gen4 Trust Advisor LLC acts as trust advisor ), directly and indirectly shared beneficial ownership of 90.8% of membership interests in CFS, 10.1% of membership interests in CFSI and, indirectly through CFS, 85% of membership interests in CFSI. In addition, (i) Messrs. Miller’s and Shane’s family partnerships and Mr. Lautman owned membership interests in CFS, and (ii) Messrs. Miller and Shane, their respective family partnerships and Messrs. Lautman, Freedman, Michael Stache and Robert Stache owned membership interests in CFSI. After the reorganization, as described above, Messrs. Hellman (in his capacity as Trustee), Miller and Shane (and their respective family partnerships), Freedman, Lautman, Michael Stache and Robert Stache continue to beneficially own interests in StoneMor GP.

The reorganization was completed through a series of mergers, as a result of which: (i) CFS Merger Sub, LLC, a wholly-owned subsidiary of ACII, merged with and into CFS (the “CFS Merger”), with CFS surviving the merger, (ii) CFSI Merger Sub, LLC, a wholly-owned subsidiary of ACII, merged with and into CFSI (the “CFSI Merger”), with CFSI surviving the merger; and (iii) CFS merged with and into CFSI, with CFSI surviving the merger (“CFS-CFSI Merger”) and changing its name to GP Holdings. In connection with the CFS Merger and CFSI Merger, each holder of membership interests in CFS and CFSI had the right to elect to retain all of its CFS and/or CFSI units, as applicable, or to receive cash merger consideration of $1.4412484 per unit in the CFS Merger or $30.001868 per unit in the CFSI Merger. The Trustee of the Trust was issued new CFS and CFSI units, for the pecuniary benefit of ACII, equal to the aggregate number of CFS and CFSI units with respect to which members of CFS and CFSI were entitled to receive their respective aggregate cash merger consideration. After the effective time of the CFS-CFSI Merger, the holders of Class B membership interests in StoneMor GP contributed their Class B membership interests in StoneMor GP, as well as CFSI units (including CFS units that were converted into CFSI units in connection with the CFS-CFSI Merger) that they and their affiliates elected to retain in the CFS Merger and CFSI Merger, in exchange for common units in GP Holdings, which constitute, approximately 32.06%, computed on a fully diluted basis, of the membership interests in GP Holdings. Upon the consummation of the CFS-CFSI Merger and these contributions, GP Holdings became the owner of 100% of the membership interests of StoneMor GP.

On May 21, 2014, in connection with the transactions described above, the members of GP Holdings entered into the Amended and Restated Limited Liability Company Agreement of GP Holdings, pursuant to which the Trustee has the right, among other matters, to designate all of the directors of GP Holdings, provided that Messrs. Miller and Shane (so long as either is a member of GP Holdings) acting collectively have the right to designate one director (the “Founder Director”), which Founder Director is Lawrence Miller so long as he either serves as the Chief Executive Officer of StoneMor GP or desires to serve as a director of GP Holdings and thereafter will be William Shane. The initial directors of GP Holdings are Robert B. Hellman, Jr., Jon Contos, Vice President of American Infrastructure Funds, L.L.C., and Lawrence Miller.

On May 21, 2004, GP Holdings, as the sole member, entered into the Second Amended and Restated Limited Liability Company Agreement (the “Second Amended and Restated LLC Agreement”) of StoneMor GP, which amended and restated the Amended and Restated Limited Liability Company Agreement of StoneMor GP, LLC, dated September 20, 2004, as amended. The Second Amended and Restated LLC Agreement provides for only one class of membership interests: Class A to reflect the contribution of Class B members interests as described above. Also, under the Second Amended and Restated LLC Agreement, current members of the board of directors of StoneMor GP will continue to serve as directors of StoneMor GP. GP Holdings, as the sole member of StoneMor GP, is entitled to elect all directors of StoneMor GP, except that Messrs. Miller and Shane acting collectively have the right to designate one director (a “Founder Director”). The Founder Director is Lawrence R. Miller so long as he serves as the Chief Executive Officer of StoneMor GP or desires to serve as a director of StoneMor GP and thereafter will be William R. Shane. This summary of certain provisions of the Second Amended and Restated LLC Agreement is qualified in its entirety by reference to the Second Amended and Restated LLC Agreement which is incorporated by reference in its entirety hereto and attached to this Current Report on Form 8-K as Exhibit 99.1.

Please see below risk factors from the Partnership’s Form 10-K for the fiscal year ended December 31, 2013 updated to reflect provisions of the Second Amended and Restated LLC Agreement.

Our general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interests to your detriment.

StoneMor GP Holdings LLC, or GP Holdings, as the sole member of our general partner, owns all of the Class A units of our general partner. Conflicts of interest may arise between GP Holdings and its affiliates, including our general partner, on the one hand, and us and our unitholders, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over the interests of the unitholders. These conflicts include, among others, the following situations:

•	The board of directors of our general partner is elected by GP Holdings, except that Messrs. Miller and Shane acting collectively have the right to designate one director who will be Lawrence R. Miller so long as he serves as the Chief Executive Officer of StoneMor GP or desires to serve as a director of StoneMor GP and thereafter will be William R. Shane. Although our general partner has a fiduciary duty to manage us in good faith, the directors of our general partner also have a fiduciary duty to manage our general partner in a manner beneficial to GP Holdings, as the sole member of our general partner. By purchasing common units, unitholders will be deemed to have consented to some actions and conflicts of interest that might otherwise constitute a breach of fiduciary or other duties under applicable law.

•	Our partnership agreement limits the liability of our general partner, reduces its fiduciary duties and restricts the remedies available to unitholders for actions that might, without the limitations, constitute breaches of fiduciary duty.

•	Our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings, issuances of additional limited partner interests and reserves, each of which can affect the amount of cash that is distributed to unitholders.

•	Our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf.

•	Our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates.

•	In some instances, our general partner may cause us to borrow funds or sell assets outside of the ordinary course of business in order to permit the payment of distributions, even if the purpose or effect of the borrowing is to make distributions in respect of incentive distribution rights.

Holders of our common units have limited voting rights and are not entitled to elect our general partner or its directors, which could reduce the price at which the common units will trade.

Unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders did not select our general partner or elect the board of directors of our general partner and will have no right to select our general partner or elect its board of directors in the future. We are not required to have a majority of independent directors on our board. The board of directors of our general partner, including the independent directors, is not chosen by our unitholders. GP Holdings, as the sole member of StoneMor GP, is entitled to elect all directors of StoneMor GP, except that Messrs. Miller and Shane acting collectively have the right to designate one director. As a result of these limitations, the price at which the common units will trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of May 21, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC.

10.1	Common Unit Purchase Agreement, dated as of May 19, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC.

10.2	Fourth Amendment to Third Amended and Restated Credit Agreement, dated May 22, 2014, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, its Subsidiaries, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of May 21, 2014, by StoneMor GP Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Date: May 23, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of May 21, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC.

10.1	Common Unit Purchase Agreement, dated as of May 19, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC.

10.2	Fourth Amendment to Third Amended and Restated Credit Agreement, dated May 22, 2014, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, its Subsidiaries, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of May 21, 2014, by StoneMor GP Holdings, LLC.